Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces 10.2% Increase in Revenue and Continued Margin Improvement for Third Quarter of Fiscal 2017

License Revenue Increases 11.8% in the Third Quarter of Fiscal 2017

Gross Margin Improves to 55% in the Third Quarter of Fiscal 2017

Burlington, Mass., August 14, 2017 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fiscal third quarter ended June 30, 2017.

“We delivered double digit revenue growth for the quarter, along with our fourth sequential quarter of revenue growth,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Our gross margin also continues to expand, driving meaningful improvements to our bottom line. We won more new customers this quarter than any other quarter in the last two years thanks to our Marketing Automation and Pro-Series product line. Additionally, we have seen strong growth within our existing customer base including multi-national expansions, new engagements with customer subsidiaries, and help in addressing website compliance needs.”

Third Quarter Highlights:

●	Total revenue increased 10.2% to $4.1 million in the third quarter of fiscal 2017, compared to $3.7 million in the third quarter of fiscal 2016.

●	Services revenue increased 14.6% to $2.1 million in the third quarter of fiscal 2017, compared to $1.8 million in the third quarter of fiscal 2016.

●	Subscription and perpetual license revenue increased 11.8% to $1.7 million in the third quarter of fiscal 2017, compared to $1.5 million in the third quarter of fiscal 2016.

●	SaaS revenue increased 5.6% to $1.4 million in the third quarter of fiscal 2017, compared to $1.3 million in the third quarter of fiscal 2016.

●	iAPPS recurring revenue increased 7.9% to $1.8 million in the third quarter of fiscal 2017, compared to $1.6 million in the third quarter of fiscal 2016.

●	Gross margin improved to 55.0% in the third quarter of fiscal 2017, from 54.3% in the third quarter of fiscal 2016.

●	Operating expenses were reduced by $457,000, or 15.1% to $2.6 million in the third quarter of fiscal 2017, from $3.0 million in the third quarter of fiscal 2016.

●	Net loss improved by $1.7 million, from a net loss of $2.0 million in the third quarter of fiscal 2016 to a net loss of $0.3 million in the third quarter of fiscal 2017.

●	Adjusted EBITDA improved by $624,000, to $49,000 in the third quarter of fiscal 2017, from a loss of $575,000 in the third quarter of fiscal 2016.

Year to Date Highlights

●	Subscription and perpetual license revenue increased 9.7% to $5.0 million in the first nine months of fiscal 2017, compared to $4.6 million in the first nine months of fiscal 2016.

●	SaaS revenue increased 8.3% to $4.2 million in the first nine months of fiscal 2017, compared to $3.8 million in the first nine months of fiscal 2016.

●	iAPPS recurring revenue increased 9.8% to $5.2 million in the first nine months of fiscal 2017, compared to $4.8 million in the first nine months of fiscal 2016.

●

Gross margin improved to 56.5% in the first nine months of fiscal 2017, from 52.6% in the first nine months of fiscal 2016. Cost of revenue was reduced by $520,000, or 9.0% to $5.2 million in the first nine months of fiscal 2017, from $5.8 million in the first nine months of fiscal 2016.

●	Operating expenses were reduced by $1.2 million, or 13.1% to $7.9 million in the first nine months of fiscal 2017, from $9.2 million in the first nine months of fiscal 2016.

●	Net loss improved by $3.1 million, from a net loss of $4.4 million in the first nine month of fiscal 2016 to a net loss of $1.3 million in the first nine months of fiscal 2017.

●	Adjusted EBITDA improved by $565,000, or 116.7% to $81,000 in the first nine months of fiscal 2017, from a loss of $484,000 in the first nine months of fiscal 2016.

Financial Results

Third Quarter

Revenue for the third quarter of fiscal 2017 increased 10.2% to $4.1 million, from $3.7 million in the third quarter of fiscal 2016. Services revenue increased 14.6% to $2.1 million in the third quarter of fiscal 2017, from $1.8 million in the third quarter of fiscal 2016. SaaS revenue increased 5.6% to $1.4 million in the third quarter of fiscal 2017, from $1.3 million in the third quarter of fiscal 2016. Subscription and perpetual license revenue increased 11.8% to $1.7 million in the third quarter of fiscal 2017, from $1.5 million in the third quarter of fiscal 2016. License and hosting revenue combined in the third quarter of fiscal 2017 comprised 48.0% of total revenue, compared to 50.0% of total revenue in the third quarter of fiscal 2016.

Gross margin improved to 55.0% in the third quarter of fiscal 2017, from 54.3% in the third quarter of fiscal 2016. Cost of revenue increased by $147,000, or 8.7%, to $1.8 million in the third quarter of fiscal 2017, compared to $1.7 million in the third quarter of fiscal 2016.

Operating expenses were reduced by $457,000, or 15.1% to $2.6 million in the third quarter of fiscal 2017, compared to $3.0 million in the third quarter of fiscal 2016, reflecting management’s ongoing expense control initiatives. Loss from Operations was $323,000 in the third quarter of fiscal 2017, compared to $1.0 million in the third quarter of fiscal 2016.

Net loss was $332,000 in the third quarter of fiscal 2017, compared to a net loss of $2.0 million in the third quarter of fiscal 2016. In the third quarter of fiscal 2016, we recorded a non-cash charge of $726,000 related to the inducement of convertible notes.

Adjusted EBITDA was $49,000 in the third quarter of fiscal 2017, compared to a loss of $575,000 in the third quarter of fiscal 2016.

Year to Date

Revenue for the first nine months of fiscal 2017 was $12.1 million, compared to $12.2 million in the first nine months of fiscal 2016. This decrease was primarily a result of us transitioning the last of the non-iAPPS business. Subscription and perpetual license revenue increased 9.7% to $5.0 million in the first nine months of fiscal 2017, compared to $4.6 million in the first nine months of fiscal 2016. SaaS revenue increased 8.3% to $4.2 million in the first nine months of fiscal 2017, compared to $3.8 million in the first nine months of fiscal 2016. License and hosting revenue combined in the first nine months of fiscal 2017 comprised 47.8% of total revenue, compared to 45.7% of total revenue in the first nine months of fiscal 2016.

Gross margin improved to 56.5% in the first nine months of fiscal 2017, from 52.6% in the first nine months of fiscal 2016, reflecting a larger mix of recurring revenue as well as an improvement in our resource utilization and services gross margin. Cost of revenue was reduced by $520,000, or 9.0%, to $5.2 million in the first nine months of fiscal 2017, compared to $5.8 million in the first nine months of fiscal 2016.

Operating expenses were reduced by $1.2 million, or 13.1% to $7.9 million in the first nine months of fiscal 2017, compared to $9.2 million in the first nine months of fiscal 2016, reflecting management’s ongoing expense control initiatives. Loss from Operations was $1.1 million in the first nine months of fiscal 2017, compared to $2.7 million in the first nine months of fiscal 2016.

Net loss was $1.3 million in the first nine months of fiscal 2017, compared to a net loss of $4.4 million in the first nine months of fiscal 2016, which includes a non-cash charge of $726,000 related to the inducement of convertible notes and $795,000 of restructuring charges.

Adjusted EBITDA was $81,000 in the first nine months of fiscal 2017, compared to a loss of $484,000 in the first nine months of fiscal 2016.

Financial Outlook

For the fourth quarter of fiscal 2017, the Company expects revenue in the range of $4.1 million to $4.3 million and management expects to generate positive Adjusted EBITDA for the fourth quarter.

For full year fiscal 2017, the Company expects revenue in the range of $16.1 million to $16.3 million and to generate positive Adjusted EBITDA.

Conference Call Information

Bridgeline Digital will host a conference call to discuss first quarter 2017 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation, restructuring charges, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest and charges on conversion of debt, taxes, depreciation and amortization, stock-based compensation charges, restructuring charges, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s iAPPS® platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:
Company Contact	Investor Relations Contact:
Bridgeline Digital, Inc.:	Hayden IR
Michael D. Prinn	Brett Maas/Cameron Donahue
Chief Financial Officer
(781)497-3016	(646)536-7331/(651)653-1854
mprinn@bridgeline.com	brett@haydenir.com or cameron@haydenir.com

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2017	2016	2017	2016
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(403)	$(2,065)	$(1,477)	$(4,482)
Amortization of intangible assets	71	108	214	323
Stock-based compensation	161	75	433	208
Restructuring charges	49	16	249	795
Preferred stock dividends	71	33	207	97
Non-GAAP adjusted net loss	$(51)	$(1,833)	$(374)	$(3,059)

Reconciliation of GAAP net loss per diluted share to non-GAAP adjusted net loss per diluted share:
GAAP net loss per share	$(0.10)	$(1.03)	$(0.36)	$(3.28)
Amortization of intangible assets	0.02	0.05	0.05	0.24
Stock-based compensation	0.04	0.04	0.11	0.15
Restructuring charges	0.01	0.01	0.06	0.59
Preferred stock dividends	0.02	0.02	0.05	0.07
Non-GAAP adjusted net loss per diluted share	$(0.01)	$(0.91)	$(0.09)	$(2.23)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(403)	$(2,065)	$(1,477)	$(4,482)
Provision for income tax	-	8	13	46
Interest expense, net	29	287	94	867
Loss on inducement of convertible notes	-	726	-	726
Amortization of intangible assets	71	108	214	323
Depreciation	53	169	216	608
Loss on disposal of fixed assets	-	-	48	-
Restructuring charges	49	16	249	795
Other amortization	18	68	84	328
Stock-based compensation	161	75	433	208
Preferred stock dividends	71	33	207	97
Adjusted EBITDA	$49	$(575)	$81	$(484)

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.10)	$(1.03)	$(0.36)	$(3.28)
Provision for income tax	-	-	-	0.03
Interest expense, net	0.01	0.14	0.02	0.64
Loss on inducement of convertible notes	-	0.37	-	0.54
Amortization of intangible assets	0.02	0.05	0.05	0.24
Depreciation	0.01	0.08	0.06	0.45
Loss on disposal of fixed assets	-	-	0.01	-
Restructuring charges	0.01	0.01	0.06	0.59
Other amortization	-	0.03	0.02	0.24
Stock-based compensation	0.04	0.04	0.11	0.15
Preferred stock dividends	0.02	0.02	0.05	0.07
Adjusted EBITDA per diluted share	$0.01	$(0.29)	$0.02	$(0.33)

(1)	Non-GAAP adjusted net loss per diluted share and Adjusted EBITDA per diluted share have been adjusted for a reverse stock split for all periods presented.

BRIDGELINE DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2017	2016	2017	2016
Revenue:
Digital engagement services	$2,121	$1,849	$6,298	$6,611
Subscription and perpetual licenses	1,711	1,530	5,018	4,575
Managed service hosting	242	317	743	985
Total revenue	4,074	3,696	12,059	12,171

Cost of revenue:
Digital engagement services	1,297	1,221	3,569	4,111
Subscription and perpetual licenses	473	391	1,468	1,423
Managed service hosting	65	76	209	232
Total cost of revenue	1,835	1,688	5,246	5,766
Gross profit	2,239	2,008	6,813	6,405

Operating expenses:
Sales and marketing	1,193	1,212	3,661	3,528
General and administrative	801	1,035	2,395	2,660
Research and development	393	428	1,175	1,145
Depreciation and amortization	126	328	468	1,023
Restructuring charges	49	16	249	795
Total operating expenses	2,562	3,019	7,948	9,151
Loss from operations	(323)	(1,011)	(1,135)	(2,746)
Interest and other expense, net	(9)	(287)	(122)	(867)
Loss in inducement of convertible notes	-	(726)	-	(726)
Loss before income taxes	(332)	(2,024)	(1,257)	(4,339)
Income Taxes	-	8	13	46
Net loss	$(332)	$(2,032)	$(1,270)	$(4,385)
Dividends on convertible preferred stock	(71)	(33)	(207)	(97)
Net loss applicable to common shareholders	$(403)	$(2,065)	$(1,477)	$(4,482)

Net loss per share attributable to common shareholders:
Basic and diluted	$(0.10)	$(1.03)	$(0.36)	$(3.28)
Number of weighted average shares outstanding:
Basic and diluted	4,195,900	2,003,006	4,129,481	1,367,021

(1)	Basic and diluted net loss per share and weighted average shares outstanding have been adjusted for a reverse stock split for all periods presented

BRIDGELINE DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

(Unaudited)

	June 30	September 30
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$753	$661
Accounts receivable and unbilled revenues, net	3,056	2,549
Prepaid expenses and other current assets	405	381
Total current assets	4,214	3,591
Equipment and improvements, net	265	512
Intangible assets, net	334	548
Goodwill	12,641	12,641
Other assets	391	436
Total assets	$17,845	$17,728

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,287	$1,285
Accrued liabilities	841	946
Accrued contingent consideration	-	75
Capital lease obligations	9	45
Deferred revenue	1,629	1,360
Total current liabilities	3,766	3,711
Debt	2,344	2,115
Other long term liabilities	251	400
Total liabilities	6,361	6,226

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; 236,438 and 221,092 issued and outstanding	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 4,200,848 and 3,725,542 issued and outstanding	21	19
Additional paid-in-capital	65,656	64,202
Accumulated deficit	(53,843)	(52,366)
Accumulated other comprehensive loss	(350)	(353)
Total stockholders' equity	11,484	11,502
Total liabilities and stockholders' equity	$17,845	$17,728

(1)	Common stock issued and outstanding has been adjusted for a reverse stock split for all periods presented.